Exhibit 10.4

STOCKHOLDERS AGREEMENT

by and among

CALYXT, INC.,

CELLECTIS S.A.

and

the Persons listed on Schedule A hereto

Dated as of [●], 2017

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [●], 2017, is made by and among Calyxt, Inc., a Delaware corporation (the “Company”), Cellectis S.A., a French société anonyme (“Cellectis”) and the Persons listed on Schedule A hereto (each, a “Non-Cellectis Holder” and collectively, the “Non-Cellectis Holders”).

RECITALS

WHEREAS, Cellectis beneficially owned all of the outstanding Company Shares (as defined below) prior to the consummation of the Company’s proposed initial public offering (the “IPO”); and

WHEREAS, in connection with the IPO, the Company, Cellectis and the Non-Cellectis Holders desire to provide for certain rights and obligations of Cellectis, the Company and the Non-Cellectis Holders upon and after the consummation of the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 4.02(c).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided, however, that, for purposes of this Agreement, the Company shall not be considered an “Affiliate” of any of Cellectis and its Subsidiaries other than the Company, and each of Cellectis and its Subsidiaries other than the Company shall not be considered an “Affiliate” of the Company. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. For purposes of this definition, “Affiliated,” “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 4.04.

“Beneficially Owned” has the meaning set forth in Rule 13d-3 under the Exchange Act, but without reference to clause (d)(1) of such Rule.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Cellectis” has the meaning set forth in the preamble.

“Claims” has the meaning set forth in 4.09(a).

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, stock splits, reverse stock splits, combinations, reclassifications, recapitalizations, share exchange, consolidation or other reorganizations and the like occurring after the date hereof.

“Company Shares Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Company Shares or other equity securities of the Company (including any note or debt security convertible into or exchangeable for Company Shares or other equity securities of the Company).

“Demand Exercise Notice” has the meaning set forth in Section 4.01(a).

“Demand Registration” has the meaning set forth in Section 4.01(a).

“Demand Registration Request” has the meaning set forth in Section 4.01(a).

“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 4, including: (i) SEC, stock exchange and FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the [New York Stock Exchange / NASDAQ] or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained, or authorized to be retained, by the Company, (ix) fees and expenses payable to any qualified independent underwriter required under applicable FINRA rules, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (excluding, for the avoidance of doubt, any underwriting commission, discount or spread), (xi) any rating agency fees, and (xii) expenses for securities law liability insurance.

“FINRA” means the Financial Industry Regulatory Authority.

“Governing Documents” means (i) with respect to the Company, the certificate of incorporation of the Company, as amended or modified from time to time, and the by-laws of the Company, as amended or modified from time to time and (ii) with respect to any other Person, such Person’s certificate of incorporation, by-laws or other similar constitutive documents.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” means (i) Cellectis so long as it holds any Registrable Securities and (ii) any Person owning Registrable Securities who is a Permitted Transferee and becomes party to this Agreement.

“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Initiating Holder” has the meaning set forth in Section 4.01(a).

“IPO” has the meaning set forth in the recitals.

“Litigation” means any action, proceeding or investigation in any court or before any Governmental Authority.

“Majority Participating Holders” means (i) Cellectis if it is participating in an offering of Registrable Securities pursuant to Sections 4.01 or Section 4.02 or (ii) otherwise, the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in such offering.

“Manager” has the meaning set forth in Section 4.01(c).

Any “Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Non-Cellectis Holder” and “Non-Cellectis Holders” have the meaning set forth in the preamble.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 4.01 or Section 4.02.

“Party” means the Company, Cellectis, the Non-Cellectis Holders and any Permitted Transferee who becomes a Party pursuant to Article 5.

“Permitted Transferee” means in the case of any Holder, (i) any Affiliate of such Holder that executes a customary joinder agreement to this Agreement or (ii) a Person or Affiliated Persons to whom such Holder transferred a number of Company Shares such that after giving effect to such transfer such Person or Affiliated Persons Beneficially Owns or Own, in the aggregate, at least 10% of the then outstanding Company Shares.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Shares” has the meaning set forth in Section 4.03(a)(iv).

“Registrable Securities” means any Company Shares held by the Holders at any time (including those held as a result of the conversion or exercise of Company Shares Equivalents); provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) (x) such securities are eligible to be sold by such Holder in a single transaction in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto) without volume limitations under Rule 144 and (y) such Holder no longer Beneficially Owns in the aggregate a number of Company Shares equal to at least 10% of the then outstanding Company Shares.

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.12.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 4.03(a) Sale Number” has the meaning set forth in Section 4.03(a).

“Section 4.03(b) Sale Number” has the meaning set forth in Section 4.03(b).

“Section 4.03(c) Sale Number” has the meaning set forth in Section 4.03(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Subsidiary” means, when used with respect to any Person, (a) a corporation in which such Person or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Valid Business Reason” has the meaning set forth in Section 4.01(a)(iv).

“WKSI” has the meaning set forth in Section 4.04.

Section 1.02. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself (and, in each case to the extent applicable in the case of Parties who are natural persons), to each other Party that:

Section 2.01. Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all Necessary Action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02. Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03. Consents. Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3

GOVERNANCE

Section 3.01. Board of Directors.

(a) Effective as of the date of this Agreement, the Board of Directors shall be composed of five Directors, each of whom shall be a designee of Cellectis and two of whom shall be “independent directors” pursuant to applicable listing standards, in each case in accordance with the Company’s Governing Documents.

(b) From and after the date of this Agreement, so long as Cellectis and its Affiliates Beneficially Own, in the aggregate, a number of Company Shares equal to at least 15% of the then outstanding Company Shares, Cellectis shall have the right, but not the obligation, to nominate for the Board of Directors a number of designees equal to the greater of: (i) three designees and (ii) a majority of the Directors. In the event that at any time the number of designees of Cellectis who are members of the Board of Directors is fewer than the total number of designees Cellectis is entitled to nominate pursuant to this Section 3.01(b), Cellectis shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Company shall take, or cause to be taken, all Necessary Action to, (A) increase the size of the Board of Directors as required to enable Cellectis to so nominate such additional designees and (B) appoint such additional designees nominated by Cellectis to such newly created directorships. So long as Cellectis and its Affiliates Beneficially Own, in the aggregate, a number of Company Shares equal to at least 15% of the then outstanding Company Shares, no change shall be made to the number of Directors on the Board of Directors without the prior approval of Cellectis.

(c) The Company shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including appointing or removing designees nominated by Cellectis and filling any vacancies created by reason of death, disability, retirement, removal or resignation of the Cellectis’ designees with a new designee of Cellectis). The Company agrees to include in the slate of nominees recommended by the Board of Directors and in the Company’s proxy statement or notice of each meeting at which Directors are to be elected those persons designated pursuant to this Section 3.01 and to use its best efforts to cause the election or appointment of each such designee to the Board of Directors, including nominating such designees to be elected as Directors.

(d) Any nominee designated by Cellectis pursuant to this Section 3.01 may be removed (with or without cause) from time to time and at any time by Cellectis upon notice to the Company, and may otherwise only be removed for cause (subject to Cellectis’ rights under this Section 3.01 with respect to any vacancy created thereby).

(e) The Company shall enter into indemnification agreements and maintain Directors and Officers liability insurance for the benefit of each nominee of Cellectis elected or appointed to the Board of Directors with respect to all periods during which such individual is a member of the Board of Directors, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s current Directors and Officers liability insurance policy, and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect. The Company shall provide each such nominee with all benefits (including all fees and entitlements) on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles.

(f) The Company shall reimburse the designees of Cellectis for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

Section 3.02. Chairman; Committees.

(a) For so long as Cellectis is entitled to nominate Directors for election to the Board of Directors pursuant to Section 3.01(b), Cellectis shall have the right to designate the Director to serve in the role of Chairman of the Board of Directors and to have at least one of their designated Directors serve on each committee of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(b) The Company agrees to use its best efforts to cause the appointment of the Director designated by Cellectis to serve in the role of Chairman and the Directors designated by Cellectis to the committees of the Board of Directors in accordance with this Section 3.02.

Section 3.03. Information; Duties.

(a) For so long as Cellectis and its Affiliates Beneficially Own, in the aggregate, a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the Company agrees that (i) the Directors designated by Cellectis may share confidential, non-public information about the Company with Cellectis and its Affiliates and (ii) Cellectis and its employees and other representatives and potential transferees of its Company Shares and their representatives shall have the right to consult with and advise senior management of the Company and to review the Company’s books and records upon reasonable advance notice, in each case only to the extent reasonably necessary in connection with their investment in the Company, including any potential sales thereof, provided that such parties, potential transferees and their respective representatives agree to keep any such confidential, non-public information about the Company confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b) At any time during which the Company does not file reports with the SEC that contain (a) audited annual financial statements of the Company and (b) unaudited interim quarterly financial statements of the Company, the Company shall deliver to Cellectis, within 10 days after the Company would have been required to file the relevant report with the SEC (as if the Company were a non-accelerated filer), consolidated balance sheets of the Company and the related consolidated statements of income, cash flows and stockholders equity, including footnotes, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year of the Company.

(c) The Company agrees that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when Cellectis or its Affiliates take any action under this Agreement (including in their respective capacities as Holders) to give or withhold consent, Cellectis and such Affiliates shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or other Holders, if any, or any other stockholder of the Company and may act exclusively in their and their Affiliates’ respective own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

Section 3.04. Controlled Company.

(a) For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Cellectis acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, Cellectis and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.

(b) After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, Cellectis shall cause a sufficient number of their designees to qualify as “independent directors” to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.

Section 3.05. Cellectis Reserved Matters.

(a) For so long as Cellectis and its Affiliates Beneficially Own, in the aggregate, a number of Company Shares equal to at least 50% of the then outstanding Company Shares, the following matters shall require the prior approval of Cellectis:

(i) any modification to the Company’s or any future Subsidiary of the Company’s share capital (e.g., share capital increase or decrease) the creation of any Subsidiary, any grant of stock-based compensation, any distributions or public or private offering, merger, spin-off, liquidation, winding up or carve-out transactions;

(ii) the annual business plan and annual budget of the Company and any modification thereof;

(iii) any external growth transactions by the Company exceeding $500,000 and not included in the approved annual business plan and annual budget of the Company;

(iv) any investment and disposition decisions of the Company exceeding $500,000 and not included in the approved annual business plan and annual budget of the Company (it being understood that this excludes the purchase and sale of inventory as a part of the normal course of business);

(v) any related-party agreement or any agreement or transaction between the executives or stockholders of the Company, on the one hand, and the Company or any of its Subsidiaries, on the other hand;

(vi) any decision pertaining to the recruitment, dismissal or removal, or increase of the compensation of executives and corporate officers of the Company;

(vii) any material decision of the Company relating to material litigation of the Company;

(viii) any decision of the Company relating to the opening of a social or restructuring plan or pre-insolvency proceedings of the Company;

(ix) any buyback by the Company of Company Shares;

(x) any new borrowings or debts of the Company exceeding $500,000 and early repayment of loans of the Company, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

(xi) grants by the Company of any pledges on securities of the Company;

(xii) development of any new activities and businesses not described in the annual business plan and annual budget of the Company;

(xiii) entry by the Company into any material agreement or partnership; and

(xiv) any offshore and relocation activities.

(b) For so long as Cellectis and its Affiliates Beneficially Own, in the aggregate, a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the following matters shall require the prior approval of Cellectis:

(i) any amendment to the Company’s Governing Documents that would change:

(A) the name of the Company;

(B) the jurisdiction of incorporation of the Company;

(C) the location of the Company’s principal executive offices;

(D) the purpose or purposes for which the Company is incorporated; or

(E) this Article 3;

(ii) any regular or special dividends to holders of the Company Shares;

(iii) the commencement of any voluntary, or the Company’s consent to any, proceeding for the dissolution, winding up or bankruptcy of the Company or a material Subsidiary (or group of Subsidiaries that are collectively material) of the Company;

(iv) any public or private offering, merger, amalgamation or consolidation of the Company or the spinoff of a business of the Company or any sale, conveyance, transfer or other disposition of the Company’s assets; and

(v) any appointment to the Board of Directors contrary to this Agreement or the Governing Documents.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01. Registration.

(a) Demand Registrations. If the Company shall receive from either Cellectis or any other Holder or group of Holders holding at least 10% of the then outstanding Company Shares, in either case at any time beginning 180 days after the effective date of the registration statement filed in connection with the IPO (or such earlier time as agreed by the Company) a written request that the Company file a registration statement with respect to Registrable Securities (a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within five days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all other Holders, and subject to the limitations of this Section 4.01, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders request to be registered. There is no limitation on the number of Demand Registrations pursuant to this Section 4.01 which the Company is obligated to effect. However, the Company shall not be obligated to take any action to effect any Demand Registration:

(i) within three months after a Demand Registration pursuant to this Section 4.01 that has been declared, ordered or become automatically effective;

(ii) during the period starting with the date 15 days prior to its good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) where the anticipated offering price, before any underwriting discounts or commissions, is equal to or less than $25,000,000;

(iv) if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the

Board of Directors, any registration of Registrable Securities should not be made or continued (or sales under a shelf registration statement should be suspended) because (i) such registration (or continued sales under a shelf registration statement) would materially interfere with a material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries or (ii) the Company is in possession of material non-public information, the disclosure of which has been determined by the Board of Directors to not be in the Company’s best interests (in either case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing shelf registration statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Board of Directors determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Board of Directors determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a shelf registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner for more than a total of 90 days in any 12 month period; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

If the Company shall give any notice of postponement, withdrawal or suspension of any registration statement pursuant to clause (iv) of this Section 4.01(a), the Company shall not, during the period of postponement, withdrawal or suspension, register any Company Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw or suspend any registration statement pursuant to clause (iv) of this Section 4.01(a), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause (iv) of this Section 4.01(a) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal, suspension or postponement of a registration statement, the Company shall, not later than five Business Days after the Valid Business Reason that caused such withdrawal, suspension or postponement no longer exists (but in no event later than 90 days after the date of the postponement, suspension or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn, suspended or postponed registration statement in accordance with this Section 4.01 unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn, suspended or postponed pursuant to clause (iv) of this Section 4.01(a).

(b)

(i) The Company, subject to Sections 4.03 and 4.06, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 4.02 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within 5 days after the receipt of the Demand Exercise Notice.

(ii) The Company shall, as expeditiously as possible, but subject to the limitations set forth in this Section 4.01, use its reasonable best efforts to (x) effect such registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(c) In connection with any Demand Registration, the Majority Participating Holders shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration, in each case subject to consent of the Company, not be unreasonably withheld.

(d) If so requested by the Initiating Holder(s), the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in accordance with the terms of this Agreement.

(e) Any Holder that intends to sell Registrable Securities by means of a shelf registration pursuant to Rule 415 thereunder, shall give the Company two days’ prior notice of any such sale.

Section 4.02. Piggyback Registrations.

(a) If, at any time or from time to time the Company will register or commence an offering of any of its securities for its own account or otherwise (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto) (including but not limited to the registrations or offerings pursuant to Section 4.01), the Company will:

(i) promptly give to each Holder written notice thereof (in any event within five Business Days after the determination to pursue such offering); and

(ii) include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within 5 days after mailing or personal delivery of such written notice from the Company, by any of the Holders, except as set forth in Sections 4.02(b) and 4.02(f), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 4.02(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 4.01 hereof.

(b) If the registration in this Section 4.02 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 4.02 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting (i) in the case of a primary offering, by the Company or (ii) in the case of an offering pursuant to Section 4.01, pursuant to Section 4.01(c).

(c) The Company, subject to 4.03 and 4.06, may elect to include in any registration statement and offering pursuant to any Demand Registration by any Holder, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional

Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d) If, at any time after giving written notice of its intention to register or sell any equity securities and prior to the effective date of the registration statement filed in connection with such registration or sale of such equity securities, the Company shall determine for any reason not to register or sell or to delay registration or sale of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Holders under Section 4.01, and (ii) in the case of a determination to delay such registration or sale of its equity securities, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other equity securities.

(e) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law.

Section 4.03. Allocation of Securities Included in Registration Statement or Offering

(a) Subject to subsection (e) of this Section 4.03, but notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Registration Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 4.03(a) Sale Number”) within a price range acceptable to the Majority Participating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i) first, all Registrable Securities requested to be included in such registration or offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 4.02); provided, however, that if such number of Registrable Securities exceeds the Section 4.03(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 4.03(a) Sale Number) to be included in such registration shall be allocated among all such Holders requesting inclusion thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable;

(ii) second, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 4.03(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 4.03(a)(i);

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clause (i) and (ii) of this Section 4.03(a) is less than the Section 4.03(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 4.03(a) Sale Number; and

(iv) fourth, to the extent that the number of securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 4.03(a) is less than the Section 4.03(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 4.03(a) Sale Number.

(b) Subject to subsection (e) of this Section 4.03, but notwithstanding any other provision of this Agreement, in a registration involving an underwritten offering on behalf of the Company, which was initiated by the Company, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 4.03(b) Sale Number”) the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i) first, all equity securities that the Company proposes to register for its own account;

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 4.03(b) is less than the Section 4.03(b) Sale Number, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such registration by Holders pursuant to Section 4.02 up to the Section 4.03(b) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 4.03(b) is less than the Section 4.03(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 4.03(b) Sale Number.

(c) Subject to subsection (e) of this Section 4.03, if any registration pursuant to Section 4.02 involves an underwritten offering by any Person(s) (other than a Holder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement, the managing underwriter (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 4.03(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows:

(i) first, the shares requested to be included in such registration shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 4.02, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 4.03(c) Sale Number;

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 4.03(c) is less than the Section 4.03(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 4.03(c) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 4.03(c) is less than the Section 4.03(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 4.03(c) Sale Number.

(d) If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 4.03, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

Section 4.04. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within 60 days after a Demand Registration Request in the case of Section 4.04(a) below), in connection with the Registration of the Registrable Securities and, where applicable, a takedown off of a shelf registration statement:

(a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the earliest to occur (i) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (ii) a period of 90 days in the case of an underwritten offering effected pursuant to a registration statement other than a shelf registration statement and a period of three years in the case of a shelf registration statement (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period set forth in Section 4.04(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (and, in connection with any shelf registration statement, file one or more prospectus supplements covering Registrable Securities upon the request of one or more Holders wishing to offer or sell Registrable Securities whether in an underwritten offering or otherwise);

(c) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering;

(d) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g) comply (and continue to comply) with all applicable rules and regulations of the SEC (including maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such 12 month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h)  (i)(A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including all corporate governance requirements;

(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(k) use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(l) deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(m) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(n) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(o) use its best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(p) prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

(q) furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(r) cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(s) cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(u) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(v) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 4.01 or 4.02 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(w) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4.01, 4.02 or 4.04 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

Section 4.05. Registration Expenses. All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 4 shall be borne by the Company, whether or not a registration statement becomes effective. All underwriting discounts and all selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

Section 4.06. Certain Limitations on Registration Rights. In the case of any registration under Section 4.01 pursuant to an underwritten offering, or, in the case of a registration under Section 4.02, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 4.07. Limitations on Sale or Distribution of Other Securities.

(a) Each Holder and Non-Cellectis Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 4.01, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days; and, if so requested, each Holder and Non-Cellectis Holder agrees to enter into a customary lock-up agreement with such managing underwriter.

(b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 4.01 or 4.02, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Company Shares Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree.

Section 4.08. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

Section 4.09. Indemnification.

(a) In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Article 4, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4.09) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Sections 4.09(b), 4.09(c) and 4.09(e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of Company Shares by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 4.09 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.09, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.09, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 4. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in Sections 4.09(a) and 4.09(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

(e) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 4.09(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 4.09(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 4.09(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 4.09(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 4.09(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 4.09(b) and 4.09(c).

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement.

(g) The indemnification and contribution required by this Section 4.09 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

(h) If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 4.01 or 4.02, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 4.09.

Section 4.10. Underwritten Offerings.

(a) Requested Underwritten Offerings. If the Initiating Holders request an underwritten offering pursuant to a registration under Section 4.01 (pursuant to a request for a registration statement to be filed in connection with a specific underwritten offering or a request for a shelf takedown in the form of an underwritten offering), the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including indemnities and contribution agreements on substantially the same terms as those contained herein (it being understood that an underwriting agreement in substantially the form of the underwriting agreement for the IPO shall be deemed to satisfy the foregoing requirements). Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement (as set forth in the penultimate sentence of Section 4.09(b) of this Agreement). Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Participating Holder, its ownership of, and title to, the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to the Company, any underwriter or other Person under such underwriting agreement shall be limited to the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder (as set forth in the penultimate sentence of Section 4.09(b) of this Agreement).

(b) Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 4.02 which involves an underwritten offering, the Company shall enter into an underwriting agreement in connection therewith and all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Participating Holder, its ownership of, and title to, the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement (as set forth in the penultimate sentence of Section 4.09(b) of this Agreement) and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder (as set forth in the penultimate sentence of Section 4.09(b) of this Agreement).

Section 4.11. Adjustments Affecting Registrable Securities. The provisions of this Article 4 shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any Subsidiary of the Company which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

Section 4.12. Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Company Shares or Company Shares Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Section 4.13. Limitations on Subsequent Registration Rights. From and after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company may, without the prior written consent of the Holders or the Non-Cellectis Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not more favorable or conflicting (including conflicting with any priorities set forth in Section 4.03), information and registration rights granted to the Holders hereby.

ARTICLE 5

TRANSFERS OF SHARES

Section 5.01. Rights and Obligations of Permitted Transferees.

(a) Any Permitted Transferee of a Holder may elect to become party to this Agreement and, upon execution and delivery of a customary joinder agreement, shall be considered a Party hereto and be treated as a Holder for all purposes of this Agreement.

(b) Notwithstanding the foregoing, Section 5.01(a) shall not apply to any Transfer of Company Shares to a Permitted Transferee completed pursuant to (i) a registration statement, (ii) an underwritten registered public offering or (iii) a bona fide sale pursuant to a brokers’ transaction, transaction directly with a market maker or riskless principal transaction in each case in accordance with Rule 144 under the Securities Act (including block trades), in each case for which the transferor does not have knowledge that such Company Shares are being transferred to a Permitted Transferee.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Further Assurances. The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company, the Holders and the Non-Cellectis Holders shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 6.02. Assignment; Benefit. The rights and obligations hereunder of the Parties shall not be assigned without the prior written consent of Cellectis, Calyxt and any Permitted Transferee who becomes a Party pursuant to Article 5, except in connection with a transfer of Company Shares in compliance with Article 5. In addition, the registration rights set forth in Article 4 may only be assigned in connection with a transfer of at least 10% of the then outstanding Company Shares. Any assignment of rights or obligations in violation of this Section 6.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 6.03. Pledges. Upon the request of Cellectis to pledge, hypothecate or grant security interests in any or all of the Company Shares held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with Cellectis in taking action reasonably necessary to consummate any such pledge, hypothecation or grant, including delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Company Shares subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

Section 6.04. Termination. This Agreement shall terminate on the date on which Cellectis and its Affiliates no longer Beneficially Own, in the aggregate, a number of Company Shares equal to at least 10% of the then outstanding Company Shares, unless Cellectis has made a transfer of Company Shares to a Person satisfying the definition of Permitted Transferee who has become a party to this Agreement, in which case this Agreement shall terminate on the date on which such Person no longer Beneficially Owns in the aggregate a number of Company Shares equal to at least 10% of the then outstanding Company Shares.

Section 6.05. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 6.06. Entire Agreement. This Agreement, the Governing Documents and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 6.07. Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given without the written consent of the Company and holders of a majority of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be increased or the rights of any Holder be adversely affected (without similarly increasing or adversely affecting the rights of all Holders), except upon the written consent of such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such registration statement.

Section 6.08. This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 6.04) except with the written consent of Cellectis; provided that, any amendment, modification, supplement, waiver or termination that adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.01, Section 3.02, Article 6, and any corresponding definitions in Article 1, will require both (i) the written consent of Cellectis and (ii) the written consent of the Company with the approval of the “independent directors” of the Company.

Section 6.09. Waiver. Except as set forth in Section 6.08, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 6.10. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 6.11. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed as follows:

If to Calyxt, Inc., to:

Calyxt, Inc.

600 County Road D West

Suite 8

New Brighton, MN 55112

Attention: Joseph Saluri, General Counsel

E-mail: joseph.saluri@calyxt.com

If to Cellectis S.A., to:

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

Attention: Marie-Bleuenn Terrier, General Counsel

Facsimile: +33 (0)1 81 69 16 06

E-mail: marie-bleuenn.terrier@cellectis.com

Section 6.12. Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 6.13. Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 6.14. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 6.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 6.15. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 6.16. Adjustments. All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 6.17. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

*  *  *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

CALYXT, INC.

By:
Name:
Title:

CELLECTIS S.A.

By:
Name:
Title:

By:
Name:	André Choulika

By:
Name:	[ ]

By:
Name:	[ ]

By:
Name:	[ ]

By:
Name:	[ ]

By:
Name:	Federico A. Tripodi

By:
Name:	Bryan W. J. Corkal

By:
Name:	Dan Voytas

By:
Name:	Feng Zhang

By:
Name:	Manoj Sahoo

By:
Name:	Glenn Bowers

By:
Name:	Michel Arbadji

By:
Name:	Joseph B. Saluri

Schedule A

Directors:

André Choulika

[                ]

[                ]

[                ]

[                ]

Executive Officers:

Federico A. Tripodi

Bryan W. J. Corkal

Dan Voytas

Feng Zhang

Manoj Sahoo

Glenn Bowers

Michel Arbadji

Joseph B. Saluri